GORSUCH KIRGIS LLP
Attorneys at Law
Tower I Suite 1000  1515 Arapahoe Street  Denver, Colorado 80202
Telephone (303) 376-5000  Facsimile (303) 376-5001


July 28, 1999



Cavion Technologies, Inc.
7475 Dakin Street, Suite 607
Denver, Colorado 80239

     Re:  Cavion Technologies, Inc.
          Registration Statement on Form SB-2
          (File No. 333-80421)

Gentlemen:

     We are acting as counsel to Cavion Technologies, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (File No. 333-80421) filed with the Securities and Exchange Commission on June 10, 1999 (the "Registration Statement"), related to a proposed offering by the Company to the public of a maximum of 1,200,000 shares of the Company's Common Stock, $.0001 par value (the "Common Stock"), and the Representative's Warrant to purchase 120,000 shares of Common Stock (the "Representative's Warrant") and the 120,000 shares of Common Stock issuable upon exercise of the Representative's Warrant.

     In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers, legal counsel and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion, and, based thereon, we advise you that, in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado;

     2. The Common Stock and the Representative's Warrant, when issued pursuant to and in accordance with the Underwriting
Agreement referred to in the Registration Statement, will be validly issued, fully paid and nonassessable; and

     3. The shares of Common Stock, when issued upon exercise of the Representative's Warrant in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name beneath the caption
"Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as
Exhibit 5 thereto.

                                 Very truly yours,

                                 GORSUCH KIRGIS LLP


                                 /s/Gorsuch Kirgis LLP